SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 26, 2004

Date of Report (Date of earliest event reported):

SuperGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd, Suite 200, Dublin, California		94568
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (925) 560-0100

Item 5.            Other Events

On January 26, 2004, SuperGen, Inc. (“SuperGen”) submitted a New Drug Application to the Food and Drug Administration (“FDA”) for Orathecin for the treatment of refractory pancreatic cancer patients under accelerated approval procedures.  If accepted for filing by the FDA, SuperGen’s submission will likely receive expedited substantive review within six months of the filing date.  Orathecin is an oral chemotherapy agent that has been investigated as a treatment for pancreatic cancer patients who are refractory, or resistant, to the limited available therapies for the disease.

On January 27, 2004, SuperGen issued a press release announcing this event, a copy of which is filed as an exhibit to this report and is incorporated in this report by reference.

Item 7.            Financial Statements and Exhibits.

(c)	Exhibits

99.1

Press release dated January 27, 2004 announcing the completed submission of a rolling New Drug Application for Orathecin as an oral treatment for pancreatic cancer with the Food and Drug Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

Date: February 6, 2004	By:	/s/ MICHAEL MOLKENTIN
Michael Molkentin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibits

99.1

Press release dated January 27, 2004 announcing the completed submission of a rolling New Drug Application for Orathecin as an oral treatment for pancreatic cancer with the Food and Drug Administration.